UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

March 20, 2019

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

14100 NW 57th Court		33014
Miami Lakes, Florida		(Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on October 24, 2018, Diamedix Corporation, a wholly-owned subsidiary of ERBA Diagnostics, Inc., as seller (“Diamedix”), entered into a Purchase and Sale Agreement (the “Original Agreement”) with PTH North Miami, LLC, as buyer (“Buyer”), for the sale of the real property owned by Diamedix located at 2115, 2140, 2141, 2150, 2155, 2160 North Miami Avenue and 38 NW 22nd Street, in Miami, Florida, and all improvements thereon (collectively, the “Property”). As previously reported, on February 5, 2019, Diamedix and Buyer entered into an Addendum and Extension to Agreement for Purchase and Sale of Real Property (the “Addendum”; the Original Agreement together with the Addendum, collectively, the “Purchase Agreement”). The Original Agreement is described in ERBA Diagnostics, Inc.’s Current Report on Form 8-K that was filed on October 30, 2018 and the Addendum is described in ERBA Diagnostics, Inc.’s Current Report on Form 8-K that was filed on February 13, 2019, each of which is incorporated herein by reference.

On March 20, 2019, Diamedix and Buyer entered into a Termination Agreement (the “Termination Agreement”), pursuant to which Diamedix and Buyer mutually agreed to terminate the Purchase Agreement. Pursuant to the Termination Agreement, Buyer shall have the right to request and receive a refund and a return of the Earnest Money (as such term is defined in the Purchase Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: March 21, 2019	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer